EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT



          We consent to the incorporation by reference in this Registration Statement of Merix Corporation on Form S-8 of our report dated June 25, 1998 (June 30, 1998 regarding stock option repricing, see Note 9) appearing in the Annual Report on Form 10-K of Merix Corporation for the year ended May 30, 1998.



DELOITTE & TOUCHE LLP



Portland, Oregon
April 15, 1999